SUB-ITEM 77 Q (1):  EXHIBITS

FEDERATED INDEX TRUST
AMENDMENT #20
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
Dated May 19, 2000

	THIS Restated and Amended Declaration of
Trust is amended as follows:

	Strike the first paragraph of Section 5 -
Establishment and Designation of Series or Class of
Article III - BENEFICIAL INTEREST from the
Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation
of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:
Federated Max-Cap Index Fund
Class C Shares
Class R Shares
Service Shares
Institutional Shares
Federated Mid-Cap Index Fund
Class R6 Shares
Institutional Shares
Service Shares

	The undersigned hereby certify that the
above-stated Amendment is a true and correct
Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 12th day of August, 2016, to become effective on October 1, 2016.

	Witness the due execution this 12th day of August, 2016.
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